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                                  EXHIBIT 10.6

                             STOCK OPTION AGREEMENT
                             ----------------------


                 This Agreement is made this ____ day of ________, 199__, between Skyline Chili, Inc. (hereinafter referred to as the "Company"), an Ohio corporation, and ______________, an employee of the Company (hereinafter referred to as the "Optionee").

                 WHEREAS, the Company has adopted and maintains the Skyline Chili, Inc. 1986 Stock Option Plan (hereinafter referred to as the "Plan") for the benefit of its employees and officers;

                 WHEREAS, the Plan provides that the Stock Option Committee (hereinafter referred to as the "Committee") of the Company's Board of Directors (hereinafter referred to as the "Board"), may grant options to purchase shares of the Company's common stock to certain of its key employees and officers; and

                 WHEREAS, the Committee has determined that the Optionee should be given the opportunity to acquire a stock ownership interest in the Company pursuant to the Plan, in order to provide the Optionee with additional incentive and motivation to contribute to the Company's future growth and continued success, and to encourage the Optionee to continue to provide services to the Company.

                 NOW, THEREFORE, the Company and the Optionee agree as follows:

                 1.       Grant of Option.
                          ---------------

                          Pursuant to the provisions of the Plan, the Company
hereby grants to the Optionee the right and option to purchase
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from the Company, on the terms and conditions hereinafter provided, up to a maximum number of ______ shares of the Company's no par value common stock (hereinafter referred to as the "Option Shares").

                 2.       Exercise Price.
                          --------------

                          The exercise or purchase price to be paid by the
Optionee for the Option Shares shall be $________ per share.

                 3.       Schedule of Exercise.
                          ---------------------

                          (a)     Except as provided below in Paragraph 3(b),
the Optionee shall have the right to exercise the option granted under this Agreement in accordance with the following schedule:

                 Years After Date                Percentage of Option
                 of Grant of Option              Shares Eligible for Purchase
                 ------------------              ----------------------------
                 Less than one year.                          0%

                 At least one but less than
                 two years.                                  25%

                 At least two but less than
                 three years.                                50%

                 At least three but less than
                 four years.                                 75%

                 After four years.                          100%

For purposes of the preceding schedule, the date of the grant of this option shall be the day and year stated in the first paragraph of this Agreement.

                          (b)     If there is a "change in control" of the
Company, all options granted under this Agreement shall become exercisable immediately by the Optionee, in such a manner as shall allow the Optionee upon exercise to participate in the "change in control"





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transaction or the proceeds thereof as a shareholder.  For purposes of this
Paragraph 3(b), a "change in control" shall mean: (i) the sale by the Company of all or substantially all of the Company's assets to a single purchaser or to a group of associated purchasers; (ii) the sale, exchange, or other disposition, in one transaction or related series of transactions, of fifty percent (50%) or more of the outstanding shares of the Company; (iii) a bona fide decision by the Company to terminate its business and liquidate its assets; or (iv) the merger or consolidation of the Company in a transaction in which the shareholders of the Company receive or hold less than fifty percent (50%) of the outstanding voting shares of the continuing or new corporation.

                 4.       Method of Exercise.
                          ------------------

                          Subject to the schedule provided in Paragraph (3) of
this Agreement, the option granted under this Agreement may be exercised by the Optionee in whole or in part, and from time to time, by written notice signed by the Optionee or by such other person as may be entitled to exercise the option and delivered to the Stock Option Committee or the Company's president at the Company's principal executive offices. The written notice shall state the number of shares with respect to which the option is being exercised, and shall be accompanied by the payment of the total exercise or purchase price for that number of shares. The exercise or purchase price for the Option Shares may be paid in cash (including certified check or bank cashier's check), or in





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shares of the Company's common stock, or in any combination thereof.  Any shares of the Company's common stock that are delivered in payment of the exercise or purchase price shall be valued at their fair market value, as determined by the Committee, as of the date of delivery of the shares to the Company. Upon payment of the full exercise or purchase price, the Option Shares shall be fully paid and nonassessable, outstanding shares of the Company's common stock. No partial exercise of the option may be made for less than 100 shares, and the Company shall not be required to issue any fractional shares.

                 5.       Termination of Option.
                          ---------------------

                          (a)  Subject to the provisions of subparagraph (5)(b)
hereof, the option and all rights granted under this Agreement, to the extent that those rights have not been exercised, shall terminate on the earlier of:
(i) the date that the Optionee is discharged or terminates his employment with the Company for any reason, other than by reason of the Optionee's death or permanent disability (as defined in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended); or (ii) the date which is ten years from the date of the grant of this Option.

                          (b)  If the Optionee dies or becomes permanently
disabled while serving as an employee of the Company, and prior to the ten year anniversary date described above, the Optionee or in the event of the Optionee's death, his estate, personal representative or heirs, shall have the right to exercise the option granted under this Agreement, for the shares then





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available under the schedule provided in paragraph (3), for a period of twelve
(12) months following the Optionee's date of death or in the event of permanent disability the last date on which the Optionee provided services to the Company as an employee or officer.

                 6.       Transferability.
                          ----------------

                          The option and all rights granted under this
 Agreement shall be exercisable only by the Optionee, and shall not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) except, in the event of the Optionee's death, by will or by the applicable laws of descent or distribution. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this option contrary to the provisions of this Agreement, or upon the levy of any attachment or similar process upon this option, such option shall immediately become null and void.

                 7.       Adjustment to Option Shares.
                          ---------------------------

                          (a)  In the event that at any time prior to the
termination date of this option and prior to the exercise thereof, the Company issues common stock by way of stock dividend or other distribution, or subdivides or combines its outstanding shares of common stock, the number of shares subject to this option and the exercise price shall be adjusted to be consistent with such change or changes. In the event that at any time prior to the termination date of this option and prior to the exercise thereof, there is any reclassification, capital reorganization or





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other change of outstanding shares of the Company's common stock, or in case of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. The determination of the Board or Committee as to any adjustments or provisions to be made under this paragraph shall be final, binding and conclusive.

                          (b)  Except as provided above, the grant of the
option herein shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or to issue bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business.

                 8.       Effect of Agreement on Status of Optionee.
                          -----------------------------------------

                          (a)  The fact that the Committee has granted an
option to the Optionee pursuant to the Plan, shall not confer on the


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Optionee any right to employment with the Company or to a position as an officer or director of the Company, nor shall it limit the right of the Company to terminate or remove the Optionee from any position held by him at any time.

                          (b)  The Optionee shall not be or have any of the
rights or privileges of a shareholder of the Company with respect to the shares underlying this option, unless and until the option has been exercised, the exercise or purchase price fully paid, certificates representing such shares endorsed, transferred and delivered to the Optionee, and the Optionee's name entered as a shareholder of record on the books of the Company.

                 9.       Securities Laws.
                          ---------------

                          Notwithstanding anything to the contrary contained in
this Agreement, this option shall not be exercisable by the Optionee except for shares of the Company's common stock which at the time of such exercise are registered, exempt, or the subject matter of an exempt transaction, under both federal and applicable state securities laws. By accepting and executing this Option Agreement, the Optionee acknowledges and represents to the Company that any and all shares of the Company's common stock purchased under this Agreement (unless registered prior to exercise) will be acquired by the Optionee as an investment, and not with a view towards subsequent distribution.

                 10.      Binding Effect.
                          --------------

                          This Agreement shall be binding upon and shall inure
to the benefit of any successors or assigns of the Company, and





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shall be binding upon and inure to the benefit of the Optionee's executors, administrators, heirs and personal representatives.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              SKYLINE CHILI, INC.


                              By:_______________________________

                              Its:______________________________


                              __________________________________
                              (Optionee)



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